Exhibit 5.1

Santiago (Chile), August 15, 2013

To

Compañía Cervecerías Unidas S.A.

Vitacura 2670

Twenty-Third Floor

Santiago, Chile

Ladies and Gentlemen:

We have acted as special Chilean counsel to Compañía Cervecerías Unidas S.A. (the “Company”), a corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile (“Chile”), in connection with the registration under the U.S. Securities Act of 1933, as amended (the “Act”), by the Company of (i) shares of common stock without nominal (par) value of the Company (the “Shares”), (ii) American Depositary Shares (“ADSs”), each representing two Shares, to be evidenced by American Depositary Receipts (“ADRs”), and (iii) rights to subscribe for Shares or ADSs (the “Subscription Rights”) to be offered and sold by the Company from time to time. The ADRs will be issued pursuant to the terms of the Second Amended and Restated Deposit Agreement, dated as of July 31, 2013 as may be further amended (the “Deposit Agreement”) among the Company, J.P. Morgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders of ADRs. The Subscription Rights will be issued pursuant to the terms of a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and a subscription agent (the “Subscription Agent”).

We are giving this opinion in connection with the Registration Statement on Form F-3ASR, (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission on or about August 15, 2013 to effect registration of the Shares and Subscription Rights the rules and regulations promulgated thereunder.

For the purpose of rendering this opinion, we have examined the following instruments and deeds:

(a)	certified copies of the bylaws (estatutos sociales) of the Company;

(b)	a certified copy of the minutes of the shareholders’ resolution dated June 18, 2013 and the meeting of the Board of Directors of the Company dated June 18, 2013, authorizing, among other things, the offering of the Securities;

(c)	a copy of the Registration Statement;

(d)	a copy of the Deposit Agreement; and

(e)	such other documents and information we have deemed necessary or convenient for purposes of issuing this opinion.

We have reviewed and, as to questions of fact, relied upon such other documents, instruments and other certificates of public officials, officers and representatives of the Company, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering this opinion, we have assumed and have not independently verified (i) that the signatures on all the documents that we have examined are genuine; (ii) the legal capacity of all natural persons (other than the authority of the officers of the Company to sign on behalf of the Company); and (iii) the authenticity of all documents and records submitted to us as originals and the conformity to the originals of all documents and records submitted to us as copies.

We are qualified to practice law in Chile and do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of Chile as in effect on the date hereof.

Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of Chile, and has all requisite corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement;

2. (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement; and (ii) the Shares have been duly and validly authorized and issued and will be validly subscribed, fully paid and non-assessable when all necessary publications, notices and the preemptive rights offering required under Chilean Law as set forth in the Registration Statement are effective, and payment for the Shares is made;

3. the Subscription Rights, have been duly authorized and will be validly issued under Chilean Law as set forth in the Registration Statement; and

4. The statements in the Registration Statement under the caption “Taxation – Chilean Tax Considerations”, insofar as it describes matters of Chilean laws and regulations and other documents referred to therein, constitutes our opinion.

We hereby consent to the filing with the U.S. Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement, and to the references made to our firm under the captions “Taxation – Chilean Tax Considerations” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Act, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ José Luis Ambrosy

José Luis Ambrosy